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                       [Letterhead of Reid & Priest LLP]



                                                               Exhibit 5(b)(2)-1



                                               June 4, 1998



The Washington Water Power Company
1411 East Mission Avenue
Spokane, Washington 99202


Ladies and Gentlemen:


    We refer to our opinion, dated April 20, 1998 (the "April 20 Opinion"), addressed to The Washington Water Power Company (the "Company") with respect to $250,000,000 in aggregate principal amount of Debt Securities registered under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-3 (Registration No. 333-39551), said registration statement, as heretofore amended and as proposed to be amended and including the exhibits thereto, being hereinafter called the "Registration Statement". This opinion is supplemental to the April 20 Opinion.

    We further refer to the notes of the Company described in the Pricing Supplement attached hereto as Annex A. Such notes constitute a tranche of the aforesaid Debt Securities and are hereinafter called the "Offered Notes"; and such Pricing Supplement constitutes a supplement to the prospectus contained in the Registration Statement and is hereinafter called the "Pricing Supplement".

    Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Offered Notes, when issued and sold as contemplated in the Registration Statement and the Pricing Supplement, will be legally issued and will be binding obligations of the Company.

    The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws and state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinions of Paine, Hamblen, Coffin, Brooke & Miller LLP, which have been and are being filed as Exhibits to the Registration Statement.

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                                      -2-


    We hereby consent to the filing of this opinion as Exhibit 5(b)(2)-1 to the Registration Statement and to the references to our firm, as counsel, in the supplements to the prospectus contained in the Registration Statement relating to the Offered Notes. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                               Very truly yours,

                               /s/ Reid & Priest LLP

                               REID & PRIEST LLP
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                                    Annex A

Pricing Supplement No. 1                             Filing under Rule 424(b)(3)
Dated June 4, 1998                                   Registration No. 333-39551
(To Prospectus dated April 22,
1998 as supplemented by the
Prospectus Supplement dated
April 24, 1998)


                      THE WASHINGTON WATER POWER COMPANY
                          Medium-Term Notes, Series C

                              ------------------


Principal amount: $20,000,000                   Redeemable: Yes     No X
                                                               ---    ---
Original Interest Accrual Date: June 4, 1998     Initial Redemption Date: N/A
Stated Maturity: June 5, 2028                    Initial Redemption Price: N/A
Interest Rate:  6.88%                            Reduction Percentage: N/A
Interest Payment Dates: April 1 and October 1    Redemption Limitation Date: N/A
Regular Record Dates:  March 15 and September 15

                               OID: Yes     No X
                                       ---    ---
                               Total Amount of OID (%):
                               Yield to Maturity (%):
                               Initial Accrual
                                  Period OID (%):
                                  (Constant - Yield Method)

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Use of Proceeds:       To reduce short-term debt.



Other Provisions:      N/A



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As used herein, "N/A" means "Not Applicable".

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MORGAN STANLEY DEAN WITTER
                            MERRILL LYNCH & CO.
                                                 SALOMON SMITH BARNEY